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                                                                    EXHIBIT 12.1

FORM F-4 -- OFFER TO EXCHANGE 13 1/4% SENIOR DISCOUNT NOTES DUE 2010 FILED MAY 30, 2000
SUPPORTING CALCULATION FOR THE RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                      PRO FORMA
                                                                                                                      FINANCIAL
                                                                                                                     INFORMATION
                                                                                            SIX MONTHS ENDED        TWELVE MONTHS
                                           TWELVE MONTHS ENDED SEPTEMBER 30                     MARCH 31                ENDED
                                  --------------------------------------------------   --------------------------   SEPTEMBER 30,
                                    1996        1997         1998           1999          1999           2000           1999
                                  ---------   ---------   -----------   ------------   -----------   ------------   -------------
                                                                                              (UNAUDITED)            (UNAUDITED)
LOSS BEFORE TAXES AND FIXED
 CHARGES
Loss before taxes...............  $(251,000)  $(430,000)  $(2,439,000)  $ (9,802,000)  $(3,279,000)  $(48,986,000)  $(151,994,000)
Interest on long term debt......         --          --       147,000        262,000       299,000     17,172,000     111,762,000
Finance charges.................         --          --            --        192,000        59,000        293,000       3,092,000
                                  ---------   ---------   -----------   ------------   -----------   ------------   -------------
                                   (251,000)   (430,000)   (2,291,000)    (9,348,000)   (2,921,000)   (31,521,000)    (37,140,000)
FIXED CHARGES
Interest on long term debt......         --          --       147,000        262,000       299,000     17,172,000     111,762,000
Finance charges.................         --          --            --        192,000        59,000        293,000       3,092,000
Capitalized interest and finance
 charges........................         --          --            --      1,588,000     1,243,000      1,430,000       1,588,000
                                  ---------   ---------   -----------   ------------   -----------   ------------   -------------
                                         --          --      (147,000)    (2,043,000)   (1,601,000)   (18,895,000)   (116,442,000)
                                  ---------   ---------   -----------   ------------   -----------   ------------   -------------
 Shortfall......................  $(251,000)  $(430,000)  $(2,439,000)  $(11,390,000)  $(4,522,000)  $(50,416,000)  $(153,582,000)
                                  =========   =========   ===========   ============   ===========   ============   =============
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